CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 25, 1998 on the financial statements of Whitehall Corporation included in Aviation Sales Company and subsidiaries' Prospectus, dated June 23, 1998, which forms a part of Aviation Sales Company and subsidiaries' Registration Statement on Form S-4 (File No. 333-48669), and to all references to our Firm included in this registration statement.


ARTHUR ANDERSEN LLP

Dallas, Texas,
   June 30  1998.